Exhibit 4.4

20_-_ EXCHANGE NOTE SUPPLEMENT
to
AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT
Dated as of December 1, 2006
among
CAB EAST LLC, and
CAB WEST LLC,
as Borrowers,
U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent,
HTD LEASING LLC,
as Collateral Agent
and
FORD MOTOR CREDIT COMPANY LLC,
as Lender and as Servicer
Dated as of _______, 20__

i

Schedule A Collateral Leases and Collateral Leased Vehicles in 20_-_ Reference Pool	SA-1
Exhibit A Form of 20_-_ Exchange Note	EA-1
Appendix 1 Usage and Definitions	A1-1

ii

     20_-_ EXCHANGE NOTE SUPPLEMENT, dated as of _______, 20__ (this “Supplement”), by and among CAB EAST LLC, a Delaware limited liability company, CAB WEST LLC, a Delaware limited liability company (each, a “Borrower” and collectively, the “Borrowers”), FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company, as lender (in such capacity, the “Lender”) and as servicer (in such capacity, the “Servicer”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) and not in its individual capacity, and HTD LEASING LLC, a Delaware limited liability company, as collateral agent (the “Collateral Agent”).
     Section 4.01 of the Amended and Restated Credit and Security Agreement, dated as of December 1, 2006 (the “Credit and Security Agreement”), among the Borrowers, the Lender and Servicer, the Administrative Agent and the Collateral Agent provides that the parties thereto may at any time and from time to time enter into a supplement to the Credit and Security Agreement for the purpose of authorizing the issuance, execution and authentication of one or more Exchange Notes.
     The Lender has tendered the notice required by Section 4.02(e)(i) of the Credit and Security Agreement and enters into this Supplement with the parties thereto as required by Section 4.02(e)(ii) of the Credit and Security Agreement to provide for the issuance, authentication and delivery of the 20_-_ Exchange Note.
     The parties to this Supplement wish to create the 20_-_ Exchange Note and specify the principal terms thereof.
ARTICLE I
USAGE AND DEFINITIONS
     Section 1.1. Usage and Definitions. Capitalized terms used but not otherwise defined in this Supplement are defined in Appendix 1 or, if not defined in Appendix 1, are defined in Appendix A to the Credit and Security Agreement. Appendix A also contains rules as to usage applicable to this Supplement and is incorporated by reference into this Supplement.
ARTICLE II
THE 20_-_ EXCHANGE NOTE
     Section 2.1. Creation and Designation.
     (a) There is hereby created an Exchange Note to be issued pursuant to the Credit and Security Agreement and this Supplement to be known as the “20_-_ Exchange Note.”
     (b) The terms of the 20_-_ Exchange Note are as follows:
     (i) the Exchange Note Issuance Date is ________, 20__;
     (ii) the Exchange Note Initial Principal Balance for the 20_-_ Exchange Note is $________;
     (iii) the Cutoff Date for the 20_-_ Reference Pool is _______, 20__;

     (iv) the Exchange Note Interest Rate for the 20_-_ Exchange Note is ____%;
     (v) the Final Scheduled Payment Date for 20_-_ Exchange Note is ______, 20__; and
     (vi) the 20_-_ Exchange Note will be issued as a single class.
     Section 2.2. Form of Execution, Authentication and Delivery of the 20_-_ Exchange Note; Delivery and Payment for the 20_-_ Exchange Note.
     (a) The 20_-_ Exchange Note, together with the Administrative Agent’s certificate of authentication on such Exchange Note, will be delivered in the form of a certificated note substantially in the form set forth as Exhibit A and will satisfy the requirements of Sections 4.01 and 4.02 of the Credit and Security Agreement. The 20_-_ Exchange Note may be Transferred only in whole and not in part.
     (b) Each of the Borrowers and the other parties to this Supplement will execute and the Borrowers will deliver to the Administrative Agent (i) the 20_-_ Exchange Note for authentication and (ii) this Supplement, and following receipt thereof and satisfaction of the conditions set forth in Section 4.02(e) of the Credit and Security Agreement, the Administrative Agent will (A) acknowledge this Supplement and (B) authenticate and deliver the 20_-_ Exchange Note in accordance with Section 4.02(f) of the Credit and Security Agreement.
     (c) Each of the Borrowers represents and warrants that upon satisfaction of the conditions set forth in Sections 2.2(a) and (b), the 20_-_ Exchange Note will have been duly authorized, executed and delivered under this Supplement.
     (d) The 20_-_ Exchange Note will state that (i) if an Insolvency Event occurs with respect to any of the Borrowers, any claim that the 20_-_ Exchange Noteholder may seek to enforce at any time against any of the Borrowers will be limited in recourse to the 20_-_ Reference Pool (except to the extent of the 20_-_ Shared Amounts), (ii) if, notwithstanding clause (i), the 20_-_ Exchange Noteholder is deemed to have any claim against the assets of the Borrowers other than the assets included in the 20_-_ Reference Pool, such claim will be subordinate to the payment in full, including post-petition interest, of the claims of the Lender and to the holders of (A) all other Exchange Notes and (B) in the case of assets allocated to a Specified Interest other than the Collateral Specified Interest, all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the Borrowers and all related hedging arrangements and (iii) such recitation constitutes an enforceable subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.
     Section 2.3. Transfer Restrictions with Respect to the 20_-_ Exchange Note. By acceptance of the 20_-_ Exchange Note, the 20_-_ Exchange Noteholder agrees with and makes, as of the date of this Supplement, the representations set forth in Section 4.04(f) of the Credit and Security Agreement.
     Section 2.4. Interest Payments on the 20_-_ Exchange Note. For each Payment Date, the amount of interest due with respect to the 20_-_ Exchange Note (the “Exchange Note Interest Payment Amount”) will be an amount equal to the sum of: (a) the product of (i) the Exchange Note

Balance as of the first day of the Exchange Note Interest Period, times (ii) the Exchange Note Interest Rate, times (iii) a fraction, (A) the numerator of which is [30 (or in the case of the first Payment Date, __)] and (B) the denominator of which is 360, plus (b) the portion of the Exchange Note Interest Payment Amount for the immediately preceding Payment Date, if any, that was not paid on such date.
     Section 2.5. Payments of Principal on the 20_-_ Exchange Note.
     (a) For each Payment Date, the amount of principal payable on the 20_-_ Exchange Note (the “Exchange Note Principal Payment Amount”) will be an amount equal to the sum of (i) the excess of (A) the Pool Balance as of the first day of the related Collection Period over (B) the Pool Balance as of the first day of the Collection Period that includes the Payment Date plus (ii) the portion of the Exchange Note Principal Payment Amount, if any, that was not paid on the prior Payment Date. The entire outstanding Exchange Note Balance will become due and payable on the Exchange Note Final Scheduled Payment Date.
     (b) Notwithstanding the foregoing, the entire unpaid Exchange Note Balance will be due and payable on the date on which an Exchange Note Default with respect to the 20_-_ Exchange Note has occurred and is continuing, and the 20_-_ Exchange Noteholder has declared the 20_-_ Exchange Note to be immediately due and payable in the manner provided in the Credit and Security Agreement.
     Section 2.6. Reserve Account.
     (a) In connection with the issuance of the 20_-_ Exchange Note, the Servicer will establish a segregated trust account pursuant to the Servicing Supplement which will be designated as the “Reserve Account.”
     (b) On the 20_-_ Closing Date, the Depositor will deposit, or cause to be deposited, the Reserve Initial Deposit into the Reserve Account.
     (c) On each Payment Date, the Indenture Trustee will deposit into the Reserve Account all amounts available in accordance with Section 5.1(e) until the amount on deposit therein is equal to the Required Reserve Amount.
     (d) On each Payment Date, the Indenture Trustee will withdraw the Reserve Account Draw Amount from the Reserve Account and apply such amount in accordance with Section 5.1.
     (e) Following the liquidation of the 20_-_ Collateral upon the occurrence of any Event of Default that has resulted in an acceleration of the Notes, the Indenture Trustee will apply all amounts then on deposit in the Reserve Account (other than investment earnings) in accordance with Section 8.2(d) of the Indenture.

ARTICLE III
THE 20_-_ REFERENCE POOL
     Section 3.1. The 20_-_ Reference Pool.
     (a) The 20_-_ Exchange Note will be payable primarily from Collections on the Collateral Leases and Collateral Leased Vehicles included in the 20_-_ Reference Pool in accordance with the priorities set forth in Section 5.1. For purposes of determining the Collections that are applicable to the 20_-_ Reference Pool, the Collateral Leases and Collateral Leased Vehicles included in the 20_-_ Reference Pool will be deemed to have been included in the 20_-_ Reference Pool from and after the Cutoff Date. A schedule of Leases is attached as Schedule A.
     (b) Collateral Leases and Collateral Leased Vehicles included in the 20_-_ Reference Pool will not be included in the Revolving Facility Pool or in any other Reference Pool (other than after a reallocation of a Collateral Lease and the related Collateral Leased Vehicle by the Servicer pursuant to Section 3.5 of the Servicing Supplement) and no Collateral Leases or Collateral Leased Vehicles included in the Revolving Facility Pool or any other Reference Pool after the Cutoff Date will be included in the 20_-_ Reference Pool.
     (c) Upon repayment in full of the 20_-_ Exchange Note, the 20_-_ Reference Pool will be deemed to be terminated and the Collateral Leases and Collateral Leased Vehicles included in the 20_-_ Reference Pool will be reallocated to the Revolving Facility Pool.
ARTICLE IV
EXCHANGE NOTE DEFAULTS AND REMEDIES
     Section 4.1. 20_-_ Exchange Note Defaults. The Exchange Note Defaults applicable to the 20_-_ Exchange Note are set forth in Section 6.04 of the Credit and Security Agreement.
     Section 4.2. Exchange Note Remedies.
     (a) If a Facility Default or an Exchange Note Default has occurred, the 20_-_ Exchange Noteholder may take the actions set forth in Section 6.05(a) of the Credit and Security Agreement.
     (b) Any Secured Party may submit a bid with respect to any such liquidation or sale of the Collateral included in the 20_-_ Reference Pool pursuant to Section 6.05(a)(ii)(z) of the Credit and Security Agreement.
ARTICLE V
APPLICATION OF COLLECTIONS ON THE 20_-_ REFERENCE POOL
     Section 5.1. Application of Collections on the 20_-_ Reference Pool Where No Facility Default or Exchange Note Default Has Occurred. On each Payment Date (except with respect to any proceeds of any liquidation or sale of the Collateral after the 20_-_ Exchange Note is accelerated following a Facility Default or an Exchange Note Default), the Indenture Trustee will, with respect to the 20_-_ Reference Pool (based on the information contained in the Monthly Investor Report delivered before such Payment Date pursuant to Section 6.1 of the Servicing Supplement), withdraw from the Exchange Note Collection Account an amount equal to the 20_-_ Collections for such Payment Date and apply such amounts, together with any Shared Amounts allocated to the 20_-_ Exchange Note and the Reserve Account Draw Amount, if any, in accordance with the following order of priority:
     (a) to the Servicer, the Reference Pool Servicing Fee and any Advance Reimbursement Amount for the related Collection Period, to the extent that such amounts have not been paid from 20_-_ Collections that have been retained by the Servicer pursuant to the Servicing Supplement;
     (b) to the 20_-_ Exchange Noteholder, the Exchange Note Interest Payment Amount;
     (c) to the 20_-_ Exchange Noteholder, (i) on any Payment Date other than an Exchange Note Redemption Date, the Exchange Note Principal Payment Amount, as a payment of principal of the 20_-_ Exchange Note until the Exchange Note Balance has been reduced to zero or (ii) on the Exchange Note Redemption Date, an amount equal to the Exchange Note Purchase Price (to the extent such amount has not been paid pursuant to clause (b) above);
     (d) to the 20_-_ Exchange Noteholder, the amount, in any, necessary to cover any shortfall in payment under Sections 8.2(b)(i) through (vi) of the Indenture on such Payment Date;
     (e) to the Reserve Account, the amount, if any, required for the amount on deposit in the Reserve Account to equal the Required Reserve Amount;
     (f) to be applied as Shared Amounts with respect to any other Exchange Note as to which an Exchange Note Default described in Sections 6.04(a)(i) or 6.04(a)(ii) of the Credit and Security Agreement has occurred and is continuing (and, should there be more than one Exchange Note other than the 20_-_ Exchange Note, the amounts applied pursuant to this clause (f) will be allocated as Shared Amounts among such Exchange Notes pro rata based on their respective Exchange Note Allocation Percentages); and
     (g) all remaining funds, to be applied as Revolving Facility Pool Additional Amounts in the manner and in the priority set forth in Section 10.02 of the Credit and Security Agreement.
     All amounts payable to the 20_-_ Exchange Noteholder pursuant to this Section 5.1 and pursuant to Section 5.2 will be deposited by the Indenture Trustee into the Collection Account.
     Section 5.2. Modified Priorities Following Liquidation. Notwithstanding Section 5.1, following the acceleration of the 20_-_ Exchange Note upon a Facility Default or Exchange Note Default, the proceeds of the sale or liquidation of any portion of the Collateral included in the 20_-_ Reference Pool pursuant to Section 6.05(a)(ii)(z) of the Credit and Security Agreement will be applied in accordance with the following priorities:
     (a) to pay to the Collateral Agent any amounts due with respect to the 20_-_ Exchange Note or the 20_-_ Reference Pool under Section 3.01(c) of the Credit and Security Agreement or Article VIII of the Credit and Security Agreement to the extent such amounts have not been paid by the Borrowers or the Titling Company Administrator;

     (b) to pay to the Administrative Agent any amounts due with respect to the 20_-_ Exchange Note or the 20_-_ Reference Pool under Section 7.05 of the Credit and Security Agreement or Article VIII of the Credit and Security Agreement;
     (c) to make the payments described in Section 5.1(a);
     (d) to make payments to the 20_-_ Exchange Noteholder, to the extent necessary to pay all accrued and unpaid interest on the 20_-_ Exchange Note and any interest on such accrued and unpaid interest at the Exchange Note Interest Rate;
     (e) to make payments to the 20_-_ Exchange Noteholder, to the extent necessary to reduce the Exchange Note Balance to zero;
     (f) to make payments in the manner described in Section 5.1(f); and
     (g) to make payments in the manner described in Section 5.1(g).
ARTICLE VI
SECURITY INTEREST
     Section 6.1. Security Interest. Each Borrower hereby confirms its grant under the Credit and Security Agreement of a security interest in the Collateral to the Collateral Agent. In addition, each Borrower hereby grants to the Collateral Agent on behalf of the Secured Parties a security interest in the Collateral.
ARTICLE VII
MISCELLANEOUS
     Section 7.1. Amendments.
     (a) This Supplement may be amended in accordance with Article IX of the Credit and Security Agreement; provided that the Administrative Agent will provide or withhold consent with respect to any proposed amendment to this Supplement or the Credit and Security Agreement that materially affects the rights or obligations of the Servicer with respect to the Collateral Specified Interests and the 20_-_ Reference Pool, only as directed by the Noteholders of Notes evidencing not less than a majority of the Note Balance of the Controlling Class.
     (b) Promptly upon the execution of any such amendment, (i) the Servicer will send a copy of such amendment to the Indenture Trustee and each of the Rating Agencies and (ii) the Indenture Trustee will notify each holder of a Note of the substance of such amendment.
     Section 7.2. 20_-_ Exchange Noteholders Entitled to Benefits of this Supplement. Ford Credit will be the initial 20_-_ Exchange Noteholder. Any subsequent 20_-_ Exchange Noteholder, by accepting the 20_-_ Exchange Note, will be deemed to have agreed to the terms and conditions of the Credit and Security Agreement and this Supplement and will be entitled to the benefits of the Credit and Security Agreement and this Supplement with the same effect as if such 20_-_ Exchange Noteholder had been a party thereto or hereto.
     Section 7.3. GOVERNING LAW. THIS SUPPLEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCEPT THAT, PURSUANT TO SECTION 3809 OF TITLE 12 OF THE DELAWARE CODE, THE DOCTRINE OF MERGER WILL NOT BE APPLICABLE TO THIS SUPPLEMENT.
     Section 7.4. Submission to Jurisdiction; Service of Process. The Administrative Agent submits to the nonexclusive jurisdiction of any United States District Court sitting in Delaware and of any Delaware state court for purposes of all legal proceedings arising out of or relating to this Supplement. The Administrative Agent irrevocably waives, to the fullest extent it may do so, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Administrative Agent irrevocably appoints U.S. Bank Trust National Association, at its Corporate Trust Office, as its authorized agent on which any and all legal process may be served in any such legal proceeding brought in any such court. If for any reason such agent ceases to be available to act as such, the Administrative Agent agrees to designate a new agent in the State of Delaware for receipt of service of legal process.
     Section 7.5. Severability. If any one or more of the covenants, agreements or terms of this Supplement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining covenants, agreements, provisions and terms of this Supplement and will in no way affect the validity, legality or enforceability of the remaining parts of this Supplement.
     Section 7.6. Counterparts. This Supplement may be executed in any number of counterparts. Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.
     Section 7.7. Headings. The headings in this Supplement are included for convenience only and will not affect the meaning or interpretation of this Supplement.
     Section 7.8. No Petition. Each party to this Supplement covenants that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of the Notes, all Exchange Notes, and all distributions to all Holders of Certificates and all holders of any other Securities (as defined in the related Titling Company Agreement) the payments on which are derived in any material part from amounts received with respect to any Titling Company Assets (as defined in the applicable Titling Company Agreements), it will not institute against, or join any Person in instituting against, the Issuer, the Depositor, any Holding Company, any Titling Company, or the Holders of the Collateral Specified Interest Certificates any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the 20_-_ Exchange Note, the Notes, this Supplement or any of the other 20_-_ Basic Documents and agrees it will not cooperate with or encourage others to file a bankruptcy petition against the Issuer, the Depositor, any Holding Company, any Titling Company or the Holders of the Collateral Specified Interest Certificates during the same period.

[Remainder of Page Intentionally Left Blank]

EXECUTED BY:

CAB EAST LLC, as a Titling Company
By:
	Name:	Susan J. Thomas
	Title:	Secretary

CAB WEST LLC, as a Titling Company
By:
	Name:	Susan J. Thomas
	Title:	Secretary

FORD MOTOR CREDIT COMPANY LLC, as Lender and as Servicer
By:
	Name:	Scott D. Krohn
	Title:	Assistant Treasurer

[Signature Page to Exchange Note Supplement]

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Administrative Agent
By:
Name:
Title:

HTD LEASING LLC, as Collateral Agent
By:
Name:
Title:

[Signature Page to Exchange Note Supplement]

Schedule A
Collateral Leases and Collateral Leased Vehicles in 20_-_ Reference Pool
(CD on File with Collateral Agent)

SA-1

Exhibit A
Form of 20_-_ Exchange Note
     THIS 20_-_ EXCHANGE NOTE MAY BE TRANSFERRED ONLY IN WHOLE AND NOT IN PART. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID FROM THE BEGINNING, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE PURCHASER OR TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE LENDER, THE BORROWERS, THE ADMINISTRATIVE AGENT OR ANY INTERMEDIARY.
     THE HOLDER OF THIS 20_-_ EXCHANGE NOTE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (B) ITS ACQUISITION AND HOLDING OF THIS 20_-_ EXCHANGE NOTE DOES NOT CONSTITUTE AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE BY REASON OF THE APPLICABILITY OF A STATUTORY OR ADMINISTRATIVE EXEMPTION FROM THE PROHIBITED TRANSACTION RULES (OR, IF THE HOLDER IS SUBJECT TO ANY SIMILAR LAW, ITS ACQUISITION AND HOLDING OF THIS 20_-_ EXCHANGE NOTE DOES NOT CONSTITUTE AND WILL NOT RESULT IN A VIOLATION OF SUCH SIMILAR LAW).
     THE PRINCIPAL OF THIS 20_-_ EXCHANGE NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS 20_-_ EXCHANGE NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED

No. 1	$[ ]
[     ]% 20_-_ EXCHANGE NOTE
     CAB EAST LLC and CAB WEST LLC, as Borrowers (the “Borrowers”), for value received, hereby promise to pay to FORD CREDIT AUTO LEASE TRUST 20_-_, as 20_-_ Exchange Noteholder (the “20_-_ Exchange Noteholder”) for its benefit and the benefit of the other transferees from time to time acquiring interests herein pursuant to the Exchange Note Supplement, dated as of _______, 20__ (the “Exchange Note Supplement”) among the Borrowers, Ford Motor Credit Company LLC, as Lender and Servicer, U.S. Bank National Association, as Administrative Agent, and HTD Leasing LLC, as Collateral Agent, and other transferees or registered assigns, the principal sum of [          ] DOLLARS AND [          ] CENTS ($[          ]) payable on each Payment Date in an amount equal to the Exchange Note Principal Payment Amount for such Payment Date pursuant to Section 2.5 of the Exchange Note Supplement; provided, however, that (i) the entire unpaid principal amount of this Note will be due and payable on the [          ] Payment Date (the “Exchange Note Final Scheduled Payment Date”) and (ii) the 20_-_ Exchange Note may be redeemed earlier than the Exchange Note Final Scheduled Payment Date pursuant to Section 5.1 of the Servicing Supplement, dated as of _______, 20__, among Ford Motor Credit Company LLC, as Servicer, the Holding Companies, as Holders of the Collateral Specified Interest Certificates, and HTD Leasing LLC, as Collateral Agent (the “Servicing Supplement”). Capitalized terms used but not defined in this 20_-_ Exchange Note are defined in Appendix 1 to the Exchange Note Supplement or Appendix A to the Credit and Security Agreement. Appendix 1 and Appendix A also contain rules as to usage applicable to this 20_-_ Exchange Note.
     The payment of interest on, and principal of, this 20_-_ Exchange Note will constitute the joint and several obligation of the Borrowers.
     The Borrowers will pay interest on this 20_-_ Exchange Note in an amount equal to the Exchange Note Interest Payment Amount until the principal of this 20_-_ Exchange Note is paid or made available for payment. The amount of interest due on this 20_-_ Exchange Note on each Payment Date will be calculated on the basis of the Exchange Note Balance outstanding as of the first day of such Exchange Note Interest Period (after giving effect to all payments of principal made on the preceding Payment Date), and will be subject to certain limitations contained in Section 2.4 of the Exchange Note Supplement. Such principal of and interest on this 20_-_ Exchange Note will be paid in the manner specified on the reverse hereof.
     The principal of and interest on this 20_-_ Exchange Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Borrowers with respect to this 20_-_ Exchange Note will be applied to interest on and principal of this 20_-_ Exchange Note in the manner set forth in the Exchange Note Supplement.

     Reference is made to the further provisions of this 20_-_ Exchange Note set forth on the reverse hereof, which will have the same effect as though fully set forth on the face of this 20_-_ Exchange Note.
     Unless the certificate of authentication hereon has been executed by the Administrative Agent whose name appears below by manual or facsimile signature, this 20_-_ Exchange Note will not be entitled to any benefit under the Credit and Security Agreement or the Exchange Note Supplement referred to on the reverse hereof, or be valid or obligatory for any purpose.
[Remainder of This Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the Borrowers has caused this instrument to be signed, manually or in facsimile, by its Authorized Person, as of the date set forth below.

CAB EAST LLC, as a Titling Company
By:
	Name:	Susan J. Thomas
	Title:	Secretary

CAB WEST LLC, as a Titling Company
By:
	Name:	Susan J. Thomas
	Title:	Secretary

ADMINISTRATIVE AGENT’S CERTIFICATE OF AUTHENTICATION
     This is the 20_-_ Exchange Note designated above and referred to in the within-mentioned Exchange Note Supplement.
Date: _______ __, 20__

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Administrative Agent
By:
Responsible Person

REVERSE OF 20_-_ EXCHANGE NOTE
     This 20_-_ Exchange Note is one of the duly authorized issue of Exchange Notes, which may be issued under the Credit and Security Agreement, to which Credit and Security Agreement and all Exchange Note Supplements that are supplemental thereto reference is made for a statement of the respective rights and obligations thereunder of the Borrowers, the Lender, the Servicer, the Administrative Agent, the Collateral Agent and the Exchange Noteholders. This 20_-_ Exchange Note is subject to all terms of the Credit and Security Agreement and the Exchange Note Supplement. In the event of a conflict between the terms of this 20_-_ Exchange Note, the terms of the Credit and Security Agreement and the terms of the Exchange Note Supplement, the Exchange Note Supplement will prevail.
     Interest on and principal of this 20_-_ Exchange Note will be payable in accordance with the priority of payments set forth in Section 5.1 of the Exchange Note Supplement.
     Principal of this 20_-_ Exchange Note will be payable on each Payment Date in an amount equal to the Exchange Note Principal Payment Amount for such Payment Date. “Payment Date” means the 15th day of each calendar month or, if any such day is not a Business Day, the next Business Day, commencing November 15, 2010.
     As described on the face hereof, the entire unpaid principal amount of this 20_-_ Exchange Note will be due and payable on the Exchange Note Final Scheduled Payment Date. Notwithstanding the foregoing, the entire unpaid principal amount of this 20_-_ Exchange Note will be due and payable on the date on which an Exchange Note Default with respect to this 20_-_ Exchange Note has occurred and is continuing and the 20_-_ Exchange Noteholder has declared this 20_-_ Exchange Note to be immediately due and payable in the manner provided in the Credit and Security Agreement.
     Payments of interest on this 20_-_ Exchange Note on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this 20_-_ Exchange Note, will be made to the account of the 20_-_ Exchange Noteholder either by wire transfer in immediately available funds, to the account of such 20_-_ Exchange Noteholder or an account designated by the 20_-_ Exchange Noteholder at a bank or other entity having appropriate facilities therefor if such 20_-_ Exchange Noteholder has provided to the Exchange Note Registrar appropriate written instructions at least five (5) Business Days prior to such Payment Date or, if not, by check mailed first-class mail postage prepaid to the 20_-_ Exchange Noteholder’s address as it appears on the Exchange Note Register prior to such Payment Date, except that the final installment of principal payable on this 20_-_ Exchange Note on a Payment Date or the Exchange Note Final Scheduled Payment Date will be payable only upon the presentation and surrender of this 20_-_ Exchange Note in the manner set forth in Section 4.06(b) of the Credit and Security Agreement. Such payments will be made without requiring that this 20_-_ Exchange Note be submitted for notation of payment. Any reduction in the principal amount of this 20_-_ Exchange Note effected by any payments made on any Payment Date will be binding upon all future 20_-_ Exchange Noteholders of this 20_-_ Exchange Note and of any 20_-_ Exchange Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Exchange Note Supplement and the Credit and Security Agreement, for payment in full of the then remaining unpaid principal amount of this 20_-_ Exchange Note on a Payment Date, then the Administrative Agent will notify the 20_-_ Exchange Noteholder of the date on which the Borrowers expect that the final installment of principal of and interest on this 20_-_ Exchange Note will be paid not later than 5 days prior to such date. Such notice will specify that such final installment will be payable only upon presentation and surrender of this 20_-_ Exchange Note and will specify the place where the 20_-_ Exchange Note may be presented and surrendered for payment of such installment.
     As provided in the Servicing Supplement, this 20_-_ Exchange Note may be purchased by the Servicer, in whole but not in part, in the manner and to the extent described in Section 5.1 of the Servicing Supplement.
     The transfer of this 20_-_ Exchange Note is subject to the restrictions on transfer specified on the face hereof and to the other limitations set forth in the Credit and Security Agreement and the Exchange Note Supplement. Subject to the satisfaction of such restrictions and limitations, the transfer of this 20_-_ Exchange Note may be registered on the Exchange Note Register upon surrender of this 20_-_ Exchange Note for registration of transfer at the office or agency designated by the Borrowers pursuant to the Credit and Security Agreement, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Administrative Agent duly executed by, the 20_-_ Exchange Noteholder hereof or the 20_-_ Exchange Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Exchange Note Registrar, and thereupon a new 20_-_ Exchange Note in the same aggregate principal amount will be issued to the designated transferee. No service charge will be charged for any registration of transfer or exchange of this 20_-_ Exchange Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.
     The 20_-_ Exchange Noteholder, by accepting this 20_-_ Exchange Note acknowledges and agrees that (i) if an Insolvency Event occurs with respect to any of the Borrowers, any claim that the 20_-_ Exchange Noteholder may seek to enforce at any time against any of the Borrowers will be limited in recourse to the 20_-_ Reference Pool (except to the extent of Shared Amounts allocated to the 20_-_ Exchange Noteholder pursuant to Section 5.1 of the Exchange Note Supplement) and (ii) if, notwithstanding clause (i), the 20_-_ Exchange Noteholder is deemed to have any claim against the assets of the Borrowers other than the assets included in the 20_-_ Reference Pool, whether by operation of law, legal process, pursuant to insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code), such claim will be subordinate to the payment in full, including post-petition interest, of the claims of the Lender and to the holders of (A) all other Exchange Notes and (B) in the case of assets allocated to a Specified Interest other than the Collateral Specified Interest, all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the Borrowers and all related hedging arrangements.
     THE RECITATION SET FORTH IN THE PRECEDING PARAGRAPH WILL BE DEEMED TO CONSTITUTE AN ENFORCEABLE SUBORDINATION AGREEMENT WITHIN THE MEANING OF SECTION 510(A) OF THE BANKRUPTCY CODE.

     In addition, the 20_-_ Exchange Noteholder, by accepting this 20_-_ Exchange Note, consents to the Administrative Agent’s delegation under the HTD Administration Agreement to the Collateral Agent Administrator of certain of the duties that the Administrative Agent is required to perform on behalf of the Collateral Agent pursuant to the Credit and Security Agreement.
     The 20_-_ Exchange Noteholder, by accepting this 20_-_ Exchange Note, covenants and agrees that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of all obligations under the Credit and Security Agreement, the Exchange Note Supplement, the Exchange Notes, the outstanding Certificates and the outstanding Securities (as defined in the related Titling Company Agreement), it will not institute against the Titling Companies or the Holding Companies, or join in any institution against the Titling Companies or the Holding Companies of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or State bankruptcy or similar law in connection with any obligations relating to this 20_-_ Exchange Note, the Credit and Security Agreement, the Exchange Note Supplement or any of the other 20_-_ Basic Documents.
     The Borrowers have entered into the Exchange Note Supplement and this 20_-_ Exchange Note is issued with the intention that, for U.S. federal, State and local income, single business and franchise tax purposes, this 20_-_ Exchange Note will qualify as indebtedness of the Borrowers. The 20_-_ Exchange Noteholder, by its acceptance of this 20_-_ Exchange Note, will be deemed to agree to treat this 20_-_ Exchange Note for U.S. federal, State and local income, single business and franchise tax purposes as indebtedness of the Borrowers.
     Prior to the due presentment for registration of transfer of this 20_-_ Exchange Note, the Borrowers and the Administrative Agent and any agent of the Borrowers or the Administrative Agent may treat the Person in whose name this 20_-_ Exchange Note (as of the day of determination or as of such other date as may be specified in the Exchange Note Supplement) is registered as the owner hereof for all purposes, whether or not this 20_-_ Exchange Note be overdue, and, to the fullest extent permitted by applicable law, none of the Borrowers, the Administrative Agent or any such agent will be affected by notice to the contrary.
     The Credit and Security Agreement permits the amendment thereof (in any manner and for any purpose) by the Borrowers, the Collateral Agent, the Lender and the Administrative Agent so long as each Exchange Noteholder of an Outstanding Exchange Note has consented to such amendment. The Credit and Security Agreement also permits the amendment thereof to amend or waive certain terms and conditions set forth therein without the consent of the Noteholders; provided certain conditions are satisfied. Any such consent by the 20_-_ Exchange Noteholder will be conclusive and binding upon the 20_-_ Exchange Noteholder and upon all future holders of this 20_-_ Exchange Note and of any 20_-_ Exchange Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this 20_-_ Exchange Note.
     The term “Borrower”, as used in this 20_-_ Exchange Note, includes any successor to any of the Borrowers under the Credit and Security Agreement.

     This 20_-_ Exchange Note is issuable only in registered form as provided in the Credit and Security Agreement and the Exchange Note Supplement, subject to certain limitations therein set forth.
     This 20_-_ Exchange Note, the Credit and Security Agreement and the Exchange Note Supplement will be governed by, and construed in accordance with the laws of the State of Delaware.
     No reference herein to the Credit and Security Agreement or the Exchange Note Supplement, and no provision of this 20_-_ Exchange Note or of the Credit and Security Agreement will alter or impair the obligation of the Borrowers, which is absolute and unconditional, to pay the principal of and interest on this 20_-_ Exchange Note at the time, place and rate, and in the coin or currency herein prescribed.
     Anything herein to the contrary notwithstanding, except as expressly provided in the 20_-_ Basic Documents, none of U.S. Bank National Association, in its individual capacity or HTD Leasing LLC, in its individual capacity, or any of their respective affiliates, partners, beneficiaries, agents, officers, directors, employees or successors or assigns will be personally liable for, nor will recourse be had to any of them for, the payment of principal or of interest on this 20_-_ Exchange Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Credit and Security Agreement or the Exchange Note Supplement. The 20_-_ Exchange Noteholder, by its acceptance hereof, agrees that, except as expressly provided in the 20_-_ Basic Documents, in the case of an Exchange Note Default under the Credit and Security Agreement or the Exchange Note Supplement, the 20_-_ Exchange Noteholder will have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein will be taken to prevent recourse to, and enforcement against, the assets of the Borrowers for any and all liabilities, obligations and undertakings contained in the Credit and Security Agreement, the Exchange Note Supplement or in this 20_-_ Exchange Note.

ASSIGNMENT
     Social Security or taxpayer I.D. or other identifying number of assignee.

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers without recourse unto _____________________________
     (name and address of assignee)
the within 20_-_ Exchange Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________, attorney, to transfer said 20_-_ Exchange Note on the books kept for registration thereof, with full power of substitution in the premises.
Date:
_______________________
Signature Guaranteed:*

*	Note: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within 20__-_ Exchange Note in every particular, without alteration, enlargement or any change whatsoever.

Appendix 1
20_-_ USAGE AND DEFINITIONS
Usage
     The following rules of construction and usage apply to this Appendix, any agreement that incorporates this Appendix and any document made or delivered pursuant to any such agreement:
     (a) The term “documents” includes any and all documents, agreements, instruments, certificates, notices, reports, statements or other writings however evidenced, whether in electronic or physical form.
     (b) Accounting terms not defined or not completely defined in this Appendix will be construed in conformity with U.S. generally accepted accounting principles as in effect on the date of the document that incorporates this Appendix.
     (c) References to “Article,” “Section,” “Exhibit,” “Schedule” or another subdivision of or to an attachment are, unless otherwise specified, to an article, section, exhibit, schedule or subdivision of or an attachment to the document in which such reference appears.
     (d) Any document defined or referred to in this Appendix or in any document that incorporates this Appendix means such document as from time to time amended, modified, supplemented or replaced, including by waiver or consent, and includes all attachments to and instruments incorporated in such document.
     (e) Any statute defined or referred to in this Appendix or in any document that incorporates this Appendix means such statute as from time to time amended, modified, supplemented or replaced, including by succession of comparable successor statutes, and includes any rules and regulations promulgated under such statute and any judicial and administrative interpretations of such statute.
     (f) Calculation of any amount on or as of any date will be determined at or as of the close of business on such day after the application of any monies, payments and other transactions to be applied on such day, except that calculations as of the Cutoff Date will be determined as of the open of business on such day prior to the application of any monies, payments and other transactions to be applied on such day. References to deposits, transfers and payments of any amounts refers to deposits, transfers or payments of such amounts in immediately available funds.
     (g) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the word “to” means “to but excluding” and the word “through” means “to and including.”
     (h) All terms defined in this Appendix apply to the singular and plural forms of such terms and the term “including” means “including without limitation.”
     (i) References to a Person are also to its permitted successors and assigns.

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     (j) Except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.
Definitions
     “20_-_ Basic Documents” means:
(a)	the Basic Documents;

(b)	the Servicing Supplement;

(c)	the Exchange Note Supplement;

(d)	the Control Agreements;

(e)	the First-Tier Sale Agreement;

(f)	the Indenture;

(g)	the Underwriting Agreement;

(h)	the Second-Tier Sale Agreement;

(i)	the DTC Letter;

(j)	the Depositor LLC Agreement;

(k)	the Intercreditor Agreement;

(l)	the 20_-_ Joinder Agreements;

(m)	the Administration Agreement;

(n)	the Trust Agreement._________, 20__; and

(o)	[the Interest Rate Hedge.]
     “20_-_ Closing Date” means ______, 20_.
     “20_-_ Collateral” means (a) the Trust Property, (b) the Issuer’s rights under the 20_-_ Basic Documents, (c) all present and future claims, demands, causes of action and choses in action in respect of the foregoing, (d) all payments on or under and all proceeds of the foregoing, (e) all rights, powers and options (but none of the obligations) of the Issuer as Holder of the 20_-_ Exchange Note, including the right of the Issuer to receive payments with respect to the 20_-_ Exchange Note and (f) all other rights, powers and options (but none of the obligations) of the Issuer under the foregoing, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the foregoing and all other monies payable under the foregoing, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the

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name of the Issuer or otherwise, and generally to do and receive anything that the Issuer is or may be entitled to do or receive under the foregoing or with respect to the foregoing; but excluding, the Trust Distribution Account (if established) and all funds deposited in the Trust Distribution Account, if any.
     “20_-_ Collections” means, for all Leases and Leased Vehicles and a Collection Period, the sum of the following amounts for such Collection Period, without duplication:
(a)	Active Lease Proceeds; minus

(b)	Payaheads; plus

(c)	Payahead Draws; plus

(d)	Active Lease Advances; minus

(e)	Advance Reimbursement Amounts; plus

(f)	Administrative Reallocation Amounts; plus

(g)	Terminating Lease Proceeds; plus

(h)	Closed Lease Proceeds; plus

(i)	Payment Extension Fees.
     “20_-_ Exchange Note” means the note, substantially in the form set forth in Exhibit A to the Exchange Note Supplement, executed and authenticated in accordance with the Credit and Security Agreement and under the Exchange Note Supplement.
     “20_-_ Exchange Noteholder” means Ford Credit or any endorsee of the 20_-_ Exchange Note.
     “20_-_ Joinder Agreements” means, collectively, (a) the Joinder Agreement, dated as of _______, 20__, between Ford Credit, as Existing Party, and the Depositor, as new interest holder, (b) the Joinder Agreement, dated as of _______, 20__, between the Depositor, as existing party, and the Issuer, as new interest holder and (c) the Joinder Agreement, dated as of _______, 20__, between the Issuer, as existing party, and the Indenture Trustee, as new interest holder.
     “20_-_ Reference Pool” means the Collateral Leases and Collateral Leased Vehicles listed on Schedule A to the Exchange Note Supplement.`
     “20_-_ Secured Parties” means the Noteholders [and the Hedge Counterparty].
     “20_-_ Shared Amounts” means Shared Amounts allocated to the 20_-_ Exchange Noteholder pursuant to Section 5.1 or 5.2 of the Exchange Note Supplement.
     “Active Lease” means any Collateral Lease before the Collection Period that includes its Termination Date.

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     “Active Lease Advance” means, for any Active Lease other than an Advance Payment Plan Lease and any Collection Period, an advance by the Servicer in an amount (not less than zero) equal to (i) the scheduled Base Payment minus (ii) the sum of (A) Active Lease Proceeds, plus (B) the Payahead Draw, in each case, for such Lease and such Collection Period.
     “Active Lease Proceeds” means, for any Active Lease and any Collection Period, an amount equal to:
(a)	all amounts Posted; minus

(b)	Local Fees and Taxes; minus

(c)	Additional Amounts; minus

(d)	the sum of (i) any amounts expended by the Servicer that are charged to the account of the related Lessee in accordance with the Credit and Collection Policy (including collection expenses), plus (ii) all amounts paid to third parties in connection with the repossession, transportation, reconditioning and disposition of the related Leased Vehicle plus (iii) any amounts that are required to be refunded to the Lessee pursuant to such Lease, Applicable Law or the Credit and Collection Policy.
     “Act of Noteholders” has the meaning specified in Section 11.3(a) of the Indenture.
     “Additional Amounts” means, for any Lease and any Collection Period, amounts due from the related Lessee in such Collection Period, including:
(a)	any late fees, returned check fees and any other administrative fees or similar charges allowed by Applicable Law; and

(b)	amounts required to reimburse the Servicer for payment of the related Lessee’s parking tickets, other fines imposed by Governmental Authorities and any other amounts required to be paid by the Lessee that are paid by the Servicer.
     However, “Additional Amounts,” for any Lease, will not include Total Payments, Payment Extension Fees, Excess Wear and Use, Excess Mileage and amounts required to be paid by the Lessee in accordance with the terms of the Lease in connection with an early termination of the Lease.
     “Administration Agreement” means the Administration Agreement, dated as of _______, 20__, among Ford Credit, as Indenture Administrator, the Issuer and the Indenture Trustee.
     “Administration Fee” means, for any Collection Period, an amount equal to the sum of (a) the product of (i) one-twelfth of 0.01%, times (ii) the Note Balance determined as of the later of (A) the last day of the preceding Collection Period and (B) the most recent Cutoff Date in such Collection Period, plus (b) the portion of the Administration Fee for the immediately preceding Collection Period, if any, that was not paid on the related Payment Date.

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     “Administrative Reallocation” means the purchase by the Servicer of a Lease and related Leased Vehicle, pursuant to Section 3.5(a) of the Servicing Supplement.
     “Administrative Reallocation Amount” means, for any Administrative Reallocation and any Collection Period, an amount equal to the sum, for the related Lease and Leased Vehicle, of:
(a)	the Securitization Value of such Lease for the Collection Period before the Collection Period in which the Lease becomes a Terminating Lease; plus

(b)	the Advance Balance for the Collection Period preceding the Collection Period that includes the Termination Date; minus

(c)	the Payahead Balance as of the beginning of such Collection Period; minus

(d)	the sum of any Terminating Lease Proceeds and Closed Lease Proceeds through the end of the preceding Collection Period.
     “Advance Balance” means, for any Lease:
(a)	as of the most recent Cutoff Date, the Cutoff Date Delinquency Amount; and

(b)	for any Collection Period, the sum of:
(i)	the Advance Balance for the prior Collection Period (or, for any Collection Period beginning on a Cutoff Date, as of such Cutoff Date); plus

(ii)	any Active Lease Advance for the current Collection Period; minus

(iii)	any Advance Reimbursement Amount for the current Collection Period.
     “Advance Payment Plan Lease” means any Lease that was paid in full at the time it was originated.
     “Advance Reimbursement Amount” has the meaning specified in Section 4.3(b) of the Servicing Supplement.
     “ALG MTM Residual Value” means, with respect to any Lease, the expected value of the related Leased Vehicle at the related Scheduled Lease End Date, calculated using residual factors supplied by Automotive Lease Guide after the beginning of the Lease.
     “Authenticating Agent” has the meaning specified in Section 2.12(a) of the Indenture.
     “Bank Accounts” has the meaning specified in Section 4.1(a) of the Servicing Supplement.
     “Base Residual Value” means, with respect to any Lease, the lower of (a) the Contract Residual Value of such Lease and (b)(i) the ALG Residual Value of the related Leased Vehicle or (ii) if the Servicer does not have the ALG Residual Value for the related Leased Vehicle, the oldest ALG MTM Residual Value that the Servicer has for the related Leased Vehicle.

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     “Book-Entry Note” means a beneficial interest in any of the Notes issued in book-entry form as described in Section 2.10 of the Indenture, which will initially include the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes.
     “Capital Account” has the meaning specified in Section 3.3(a) of the Trust Agreement.
     [“Calculation Agent” has the meaning specified in Section 3.19 of the Indenture.]
     “Certificate of Trust” means the Certificate of Trust of Ford Credit Auto Lease Trust 20_-.
     “Class” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes.
     “Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.
     “Class A-1 Notes” means the $[______] Class A-1 Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.
     “Class A-2 Notes” means the Class A-2a Notes [and the Class A-2b Notes, collectively.]
     “Class A-2a Notes” means the $[______] Class A-2a Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.
     [“Class A-2b Interest Rate Hedge” means the swap transaction entered into between the Issuer as Party B, and the Class A-2b Hedge Counterparty, as Party A, pursuant to the ISDA Master Agreement, the related schedule thereto and the confirmation, each dated as of ______, 20__ together with any additional or replacement swap entered into by the Issuer on or after the Closing Date, in respect of the Class A-2b Notes.]
     [“Class A-2b Notes” means the $[______] Class A-2b Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.]
     “Class A-3 Notes” means the Class A-3a Notes [and the Class A-3b Notes, collectively.]
     “Class A-3a Notes” means the $[______] Class A-3a Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.
     [“Class A-3b Interest Rate Hedge” means the swap transaction entered into between the Issuer as Party B, and the Class A-3b Hedge Counterparty, as Party A, pursuant to the ISDA Master Agreement, the related schedule thereto and the confirmation, each dated as of ______, 20__ together with any additional or replacement swap entered into by the Issuer on or after the Closing Date, in respect of the Class A-3b Notes.]

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     [“Class A-3b Notes” means the $[______] Class A-3b Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.]
     “Class A-4 Notes” means the Class A-4a Notes [and the Class A-4b Notes, collectively.]
     “Class A-4a Notes” means the $[______] Class A-4a Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.
     [“Class A-4b Interest Rate Hedge” means the swap transaction entered into between the Issuer as Party B, and the Class A-4b Hedge Counterparty, as Party A, pursuant to the ISDA Master Agreement, the related schedule thereto and the confirmation, each dated as of ______, 20__ together with any additional or replacement swap entered into by the Issuer on or after the Closing Date, in respect of the Class A-4b Notes.]
     [“Class A-4b Notes” means the $[______] Class A-4b Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.]
     “Class B Notes” means the $[______] Class B Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.
     “Class C Notes” means the $[______] Class C Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.
     “Class D Notes” means the $[______] Class D Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.
     “Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.
     “Closed Date” means, for any Lease, the earliest of the date:
(a)	on which the Lease is marked as paid in full (meaning that the related Lessee owes no further amounts) or closed in the Servicer’s receivable system (including where the Lease is charged off by the Servicer in accordance with the Credit and Collection Policy);

(b)	on which an Administrative Reallocation occurs for such Lease; and

(c)	that is the first day of the fifth month after the month that includes its Termination Date.
     “Closed Lease” means any Lease after the Collection Period that includes its Closed Date.
     “Closed Lease Proceeds” means, for any Closed Lease and any Collection Period, an amount equal to:
(a)	all amounts Posted; minus

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(b)	Local Fees and Taxes; minus

(c)	Additional Amounts; minus

(d)	the sum of (i) any amounts expended by the Servicer that are charged to the account of the related Lessee in accordance with the Credit and Collection Policy (including collection expenses), plus (ii) all amounts paid to third parties in connection with the repossession, transportation, reconditioning and disposition of the related Leased Vehicle plus (iii) any amounts that are required to be refunded to the Lessee pursuant to such Lease, Applicable Law or the Credit and Collection Policy.
     “Collateral Account” has the meaning specified in Section 2.1 of the Collateral Account Control Agreement or Section 2.1 of the Titling Company Control Agreement, as applicable.
     “Collateral Account Control Agreement” means the Collateral Account Control Agreement, dated as of _______, 20__, among the Issuer, the Indenture Trustee and The Bank of New York Mellon, in its capacity as a securities intermediary.
     “Collection Account” means the account or accounts established and maintained pursuant to Section 4.1(a)(ii) of the Servicing Supplement.
     “Collection Period” means each calendar month, commencing with the Cutoff Date. For any Payment Date or for purposes of determining the Note Balance, Exchange Note Balance or Pool Balance, the related Collection Period means the Collection Period preceding (a) such Payment Date or (b) the month in which the Note Balance, Exchange Note Balance or Pool Balance is determined.
     “Control Agreements” means, collectively, the Collateral Account Control Agreement and the Titling Company Control Agreement.
     “Controlling Class” means (a) the Outstanding Class A Notes, (b) if no Class A Notes are Outstanding, the Outstanding Class B Notes; (c) if no Class A or Class B Notes are Outstanding, the Outstanding Class C Notes; and (d) if no Class A Notes, Class B Notes or Class C Notes are Outstanding, the Outstanding Class D Notes.
     “Corporate Trust Office” means,
(a)	with respect to the Owner Trustee:
Corporate Trust Services
300 Delaware Avenue, 9th Floor
Wilmington, Delaware 19801
Telephone: (302) 576-3704
Fax: (302) 576-3717
or at such other address in the State of Delaware as the Owner Trustee may designate by notice to the Indenture Trustee, the Indenture Administrator and the Depositor, and

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(b)	with respect to the Indenture Trustee:
101 Barclay Street
Floor 4 West
New York, New York 10286
Attention: Structured Finance Services — Asset Backed Securities
Ford Credit Auto Lease Trust 20_-_
Telephone: (212) 815-4389
Fax: (212) 815-2493
or at such other address as the Indenture Trustee may designate by notice to the Owner Trustee and the Indenture Administrator.
     “Cutoff Date” means, for the 20_-_ Reference Pool, _______, 20_.
     “Cutoff Date Delinquency Amount” means, for any Lease other than an Advance Payment Plan Lease, the portion of the scheduled Base Payment that is due on or before the Cutoff Date and that has not been Posted on or before the Cutoff Date.
     “Cutoff Date Payahead Amount” means, for any Lease other than an Advance Payment Plan Lease, an amount (not less than zero) equal to the aggregate Base Payments Posted minus the aggregate scheduled Base Payments, in each case on or before the Cutoff Date.
     “Default” means any occurrence that with notice or the lapse of time or both would become an Event of Default.
     “Definitive Notes” has the meaning specified in Section 2.11 of the Indenture.
     “Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code.
     “Depositor” means Ford Credit Auto Lease Two LLC, a Delaware limited liability company.
     “Depositor LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Depositor, dated as of December 18, 2006, by Ford Credit, as member of the Depositor.
     “DTC Letter” means the letter of representations for the Notes, dated _______, 20__, between the Issuer and The Depository Trust Company.
     “Eligible State” means, for any Titling Company, any State in which such Titling Company is, if and to the extent required by Applicable Law, qualified, authorized and licensed to hold title or other evidence of the interest in Leased Vehicles.
     “Event of Default” has the meaning specified in Section 5.1(a) of the Indenture.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

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     “Exchange Note Balance” means the Exchange Note Initial Principal Balance, as reduced by all amounts distributed on the 20_-_ Exchange Note pursuant to Section 5.1 of the Exchange Note Supplement and allocable to principal.
     “Exchange Note Collection Account” means the account designated as such pursuant to Section 4.1(a)(i) of the Servicing Supplement.
     “Exchange Note Final Scheduled Payment Date” means ________ __, 20_.
     “Exchange Note Initial Principal Balance” means $[________], which is approximately [____]% of the initial Pool Balance.
     “Exchange Note Interest Payment Amount” has the meaning specified in Section 2.4 of the Exchange Note Supplement.
     “Exchange Note Interest Period” means, for the 20_-_ Exchange Note:
(i)	in the case of the first Payment Date, the period from and including the Exchange Note Issuance Date to but excluding such Payment Date; and

(ii)	in the case of all other Payment Dates, the period from and including the preceding Payment Date to but excluding such Payment Date;
provided, that the Exchange Note Interest Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
     “Exchange Note Interest Rate” means a rate per annum equal to [__]%.
     “Exchange Note Issuance Date” means _______, 20_.
     “Exchange Note Principal Payment Amount” has the meaning specified in Section 2.5 of the Exchange Note Supplement.
     “Exchange Note Purchase Date” means, for the purchase of the 20_-_ Exchange Note pursuant to Section 5.1 of the Servicing Supplement, the Payment Date specified by the Servicer pursuant to such Section 5.1.
     “Exchange Note Purchase Price” means an amount equal to the sum of:
(a)	the Exchange Note Balance as of the Exchange Note Purchase Date; plus

(b)	the Exchange Note Interest Payment Amount payable on the Payment Date on which the purchase occurs.
     “Exchange Note Supplement” means the Exchange Note Supplement to the Credit and Security Agreement, dated as of _______, 20__, among CAB East LLC and CAB West LLC, as Borrowers, U.S. Bank, as Administrative Agent, HTD, as Collateral Agent and Ford Credit, as Lender and as Servicer.

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     “Final Scheduled Payment Date” means, for each Class, the Payment Date specified below:

Class	Final Scheduled Payment Date
Class A-1	_______, 20__
Class A-2a	_______, 20__
[Class A-2b	_______, 20__]
Class A-3a	_______, 20__
[Class A-3b	_______, 20__]
Class A-4a	_______, 20__
[Class A-4b	_______, 20__]
Class B	_______, 20__
Class C	_______, 20__
Class D	_______, 20__
     “Financial Institution” has the meaning specified in the introductory paragraph of the Collateral Account Control Agreement or the introductory paragraph of the Titling Company Control Agreement, as applicable.
     “First Priority Principal Payment” means, for a Payment Date, the greater of:
(a)	an amount (not less than zero) equal to the Note Balance of the Class A Notes as of the preceding Payment Date (or the 20_-_ Closing Date, with respect to the first Payment Date) minus the total Securitization Value as of the first day of the Collection Period that includes the Payment Date, and

(b)	on and after the Final Scheduled Payment Date of any Class A Notes, the Note Balance of such Class A Notes.
     “First-Tier Assets” means all right, title and interest of Ford Credit, whether owned as of the Cutoff Date or thereafter acquired, in, to and under the 20_-_ Exchange Note and all of Ford Credit’s rights under the 20_-_ Basic Documents, including all monies paid thereon and all monies due thereon on or after the Cutoff Date.
     “First-Tier Sale Agreement” means the First-Tier Sale Agreement, dated as of _______, 20__, between Ford Credit, as seller, and the Depositor, as purchaser.
     [“Floating Rate Notes” means the Class A-2b Notes, Class A-3b Notes and the Class A-4b Notes.]
     “Grant” or “Granted” means to mortgage, pledge, assign and grant a lien upon and a security interest in the relevant property.
     “Grantor” has the meaning specified in the introductory paragraph of the Collateral Account Control Agreement or the introductory paragraph of the Titling Company Control Agreement, as applicable.
     [“Hedge Counterparty” means, collectively, each Party A under the respective Interest Rate Hedges.

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     “Hedge Counterparty Collateral Account” means the account designated as such pursuant to Section 4.1(a)(v) of the Servicing Supplement.
     “Hedge Termination Payments” means Senior Hedge Termination Payments and Subordinated Hedge Termination Payments.
     “Hedge Termination Receipt” means any hedge termination payment payable by a Hedge Counterparty to the Issuer.]
     “Indemnified Person” as used in the Indenture, has the meaning specified in Section 6.7(c) of the Indenture; as used in the Servicing Supplement, has the meaning specified in Section 3.4 of the Servicing Supplement; as used in the Trust Agreement, has the meaning specified in Section 7.2(b) of the Trust Agreement.
     “Indenture” means the Indenture, dated as of _______, 20__, between the Issuer and the Indenture Trustee.
     “Indenture Administrator” means Ford Credit, in its capacity as Indenture Administrator under the Administration Agreement.
     “Indenture Trustee” means The Bank of New York Mellon, a New York banking corporation, not in its individual capacity but solely as Indenture Trustee under the Indenture.
     “Independent” means that the relevant Person (a) is independent of the Issuer, the Depositor and their Affiliates, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, the Depositor or their Affiliates, and (c) is not an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions of or for the Issuer, the Depositor or their Affiliates.
     “Interest Payment Amount” means, with respect to any Note on any Payment Date, the sum of:
(a)	the portion of the Interest Payment Amount for the immediately preceding Payment Date that was not paid on such date; plus

(b)	the product of (i) the Note Balance as of the first day of such Interest Period, times (ii) the Note Interest Rate, times (iii) (A) for the Class A-1 Notes [and the Floating Rate Notes], (I) the numerator of which is the actual number of days in the related Interest Period (or in the case of the first Payment Date, [__]) and (II) the denominator of which is 360 or (B) for all other classes of Notes, (I) the numerator of which is 30 (or in the case of the first Payment Date, __) and (II) the denominator of which is 360.
     “Interest Period” means, for the Notes:
(a)	in the case of the first Payment Date, the period from and including the 20_-_ Closing Date to but excluding such Payment Date; and

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(b)	in the case of all other Payment Dates, the period from and including the preceding Payment Date to but excluding such Payment Date.
     [“Interest Rate Hedge” means the Class A-2b Interest Rate Hedge, the Class A-3b Interest Rate Hedge and the Class A-4b Interest Rate Hedge.]
     “Investor Rate” means [___]%.
     “Issuer” means Ford Credit Auto Lease Trust 20_-_, a Delaware statutory trust.
     “Issuer Order” and “Issuer Request” have the meanings specified in Section 11.1(a) of the Indenture.
     “Lease” means a Lease identified as a “20_-_ Lease” in the Schedule of Collateral Leases attached as Schedule A to the Exchange Note Supplement and included in the 20_-_ Reference Pool, excluding any Lease for which the Administrative Reallocation Amount has been paid by the Servicer pursuant to Section 3.5(a) of the Servicing Supplement.
     “Lease File” means, for each Lease, the Collateral Lease File applicable to such Lease.
     “Leased Vehicle” means the leased vehicle relating to a Lease.
     [“LIBOR” means, with respect to any Interest Period, the following rate, as determined by the Calculation Agent:
(i)	the rate for U.S. dollar deposits for a period of one month which appears on the Reuters Screen LIBOR 01 Page (or any replacement page) as of 11:00 a.m., London time, on the LIBOR Determination Date; and

(ii)	if such rate does not appear on the Reuters Screen LIBOR01 Page, the rate determined on the basis of the rates at which deposits in U.S. Dollars are offered by the LIBOR Reference Banks at approximately 11:00 a.m., London time, on the LIBOR Determination Date to prime banks in the London interbank market for a period of one month commencing on such LIBOR Determination Date and in a principal amount of at least U.S.$1,000,000. The Calculation Agent will request the principal London office of each of the LIBOR Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by three major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on that LIBOR Determination Date for loans in U.S. Dollars to leading European banks for a period of one month commencing on the LIBOR Determination Date and in a principal amount of at least U.S.$1,000,000; provided, however, that if the banks selected by the Calculation Agent are not quoting rates as mentioned in this sentence, LIBOR for such Interest Period will be the same as LIBOR for the immediately preceding Interest Period.

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     “LIBOR Determination Date” means the date that is two London Banking Days prior to the first day of the applicable Interest Period.
     “LIBOR Reference Banks” means four major banks in the London interbank market selected by the Calculation Agent.
     “London Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.]
     “Local Fees and Taxes” means, for any Lease, the sum of the amounts set forth in such Lease that are to be applied to pay any sales and use and/or monthly rental receipts tax and to offset personal property and ad valorem taxes and other administrative costs.
     “Monthly Investor Report” has the meaning specified in Section 6.1 of the Servicing Supplement.
     “Monthly Remittance Required Ratings” has the meaning specified in Section 4.2(a) of the Servicing Supplement.
     [“Net Hedge Payment” means, for any Payment Date, the net amount, if any, payable by the Issuer to a Hedge Counterparty on such Payment Date, excluding any Hedge Termination Payments and any Hedge Termination Receipts.
     “Net Hedge Receipt” means, for any Payment Date, the net amount, if any, payable by a Hedge Counterparty to the Issuer on such Payment Date, excluding any Hedge Termination Payments and any Hedge Termination Receipts.]
     “Non-Permitted Noteholder” has the meaning set forth in Section 2.14 of the Indenture.
     “Note Balance” means, for a Note or Class, the initial aggregate principal amount of such Note or Class minus all amounts distributed on such Note or Class that is allocable to principal.
     “Note Interest Rate” means, for each Class, the interest rate per annum specified below:

Class	Note Interest Rate
Class A-1%
Class A-2a	%
[Class A-2b	%]
Class A-3a	%
[Class A-3b	%]
Class A-4a	%
[Class A-4b	%]
Class B	%
Class C	%
Class D	%
     “Note Owner” means, for a Book-Entry Note, the Person who is the beneficial owner of a Book-Entry Note as reflected on the books of the Clearing Agency or on the books of a Person

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maintaining an account with such Clearing Agency (as a direct participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).
     “Note Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the Collection Account, including payments of principal of or interest on the Notes on behalf of the Issuer.
     "Note Redemption Price” means an amount equal to the sum of:
(a)	the Note Balance as of the Redemption Date; plus

(b)	the Interest Payment Amount payable on the Payment Date on which the redemption occurs.
     “Note Register” and “Note Registrar” have the meanings specified in Section 2.4(a) of the Indenture.
     “Noteholder” means, as of any date, the Person in whose name a Note is registered on the Note Register on the applicable Record Date.
     “Notes” means, together, the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes.
     “Note Transfer” has the meaning set forth in Section 2.4(i) of the Indenture.
     “Officer’s Certificate” means (a) for the Issuer or Owner Trustee, a certificate signed by a Responsible Person of the Issuer or Owner Trustee and (b) for the Depositor, the Indenture Administrator or the Servicer, a certificate signed by any officer of the Depositor, the Indenture Administrator or the Servicer, as applicable.
     “Opinion of Counsel” means a written opinion of counsel which counsel is reasonably acceptable to the Indenture Trustee, the Owner Trustee and the Rating Agencies, as applicable.
     “Other Assets” means any assets or interests in any assets (other than the Trust Property) conveyed or purported to be conveyed by the Depositor to any Person other than the Issuer, whether by way of a sale, capital contribution, the Grant of a Lien or otherwise.
     “Outstanding” means, as of any date, all Notes authenticated and delivered under the Indenture on or before such date except (a) Notes that have been cancelled by the Note Registrar or delivered to the Note Registrar for cancellation, (b) Notes or portions of Notes to the extent an amount necessary to pay all or a portion of such Notes has been deposited with the Indenture Trustee or any Note Paying Agent in trust for the Noteholders of such Notes on or before such date; provided that if such Notes are to be redeemed, notice of such redemption has been given pursuant to the Indenture or provision for such notice has been made in a manner satisfactory to the Indenture Trustee, and (c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; provided that in

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determining (i) whether Noteholders evidencing the required Note Balance have given any request, demand, authorization, direction, notice, consent or waiver under any 20_-_ Basic Document, Notes owned by the Issuer, the Depositor, the Servicer or their Affiliates will be deemed not to be Outstanding, and (ii) whether the Indenture Trustee is protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Person of the Indenture Trustee knows to be so owned will be deemed not to be Outstanding; provided, however, that, notwithstanding the foregoing, Notes owned by the Issuer, the Depositor, the Servicer or their Affiliates will be treated as Outstanding if (i) no other Notes remain Outstanding or (ii) such Notes have been pledged in good faith and the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Issuer, the Depositor, the Servicer or their Affiliate.
     “Owner Trustee” means U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.
     “Payahead” means, for any Active Lease and any Collection Period, an amount (not less than zero) equal to (i) the Active Lease Proceeds for such Collection Period minus (ii) the sum of (A) the scheduled Base Payment for such Collection Period (or, for an Advance Payment Plan Lease, zero) plus (B) the Advance Balance for the preceding Collection Period.
     "Payahead Balance” means, for any Lease:
(a)	as of the Cutoff Date, the Cutoff Date Payahead Amount; and

(b)	for any Collection Period, the sum of:
(i)	the Payahead Balance for the prior Collection Period (or, for the first Collection Period, as of the Cutoff Date); plus

(ii)	the Payahead for the current Collection Period; minus

(iii)	the Payahead Draw for the current Collection Period.
     “Payahead Draw” means, for any Lease and any Collection Period, an amount equal to:
(a)	in the case of a Collection Period prior to the Collection Period that includes its Termination Date, the lesser of:
(i)	an amount (not less than zero) equal to the scheduled Base Payment (or, for an Advance Payment Plan Lease, zero) minus the Active Lease Proceeds, each for such Lease and such Collection Period; and

(ii)	the Payahead Balance for such Lease for the prior Collection Period (or, for the first Collection Period, as of the Cutoff Date); and
(b)	in the case of a Collection Period that includes its Termination Date, the Payahead Balance for such Lease for the prior Collection Period (or, for the first Collection Period, as of the Cutoff Date).

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     “Payment Date” means, for the 20_-_ Exchange Note and the Notes, the 15th day of each calendar month, or, if such day is not a Business Day, the next Business Day, beginning November 15, 2010.
     “Payment Extension” means, for any Lease other than an Advance Payment Plan Lease, an extension of the payment term thereof by the Servicer in accordance with the Credit and Collection Policy by deferring the Total Payment due in one or more months and extending the term of such Lease for an additional month for each month for which the Total Payment is deferred.
     “Payment Extension Fee” means, for any Lease other than an Advance Payment Plan Lease and any Collection Period, the amount that is assessed to the related Lessee in accordance with the Credit and Collection Policy in connection with a Payment Extension, whether or not such amount is waived or is collected.
     “Pool Balance” means, as of any date, the sum of the Securitization Values of the Leases.
     “Principal Payment Account” means the account designated as such pursuant to Section 4.1(a)(iii) of the Servicing Supplement.
     “Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding, or governmental investigation.
     “QIB” has the meaning specified in Section 2.4 of the Indenture.
     “Qualified Purchaser” has the meaning specified in Section 2.4 of the Indenture.
     “Rating Agency” means, as of any date, each nationally recognized statistical rating organization that has been designated by the Depositor to provide a rating on the Notes and is then rating the Notes and which, on the 20_-_ Closing Date, are [Moody’s and Standard & Poor’s].
     “Rating Agency Confirmation” means, for an action or request, that (a) [with respect to Standard & Poor’s, such Rating Agency has notified the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee that such action or request will not result in a reduction or withdrawal of its then current rating of the Notes] and (b) [with respect to Moody’s, (i) except as provided in clause (ii), the Issuer has given ten days’ prior written notice to Moody’s and Moody’s has not notified within such period the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will result in a downgrade or withdrawal of the then current rating on any of the Notes, and (ii) in the case of an action described in clause (vi) of the definition of “Permitted Investments” or in connection with the remittance of amounts on the related Payment Date pursuant to the Servicing Supplement, including Section 3.5 or 4.2 thereof, Moody’s has notified the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of its then current rating of the Notes].
     “Recharacterized Class” has the meaning specified in Section 2.11(b) of the Trust Agreement.

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     “Record Date” means, for a Payment Date and a Book-Entry Note, the close of business on the day before such Payment Date and, for a Payment Date and a Definitive Note, the last day of the month preceding the month in which such Payment Date occurs.
     “Recoveries” means, for any Terminating Lease or Closed Lease and any Collection Period, an amount equal to:
(a)	all amounts Posted after the date on which the Lease is marked as closed in the Servicer’s receivables system (including where the Lease is charged off by the Servicer in accordance with the Credit and Collection Policy); minus

(b)	Local Fees and Taxes; minus

(c)	Additional Amounts; minus

(d)	the sum of i) any amounts expended by the Servicer that are charged to the account of the related Lessee in accordance with the Credit and Collection Policy (including collection expenses), plus (ii) all amounts paid to third parties in connection with the repossession, transportation, reconditioning and disposition of the related Leased Vehicle plus (iii) any amounts that are required to be refunded to the Lessee pursuant to such Lease, Applicable Law or the Credit and Collection Policy.
     “Redemption Date” means the Payment Date specified by the Servicer for a redemption of the Notes pursuant to Section 10.1 of the Indenture.
     “Reference Pool Servicing Fee” has the meaning specified in Section 3.8(a)(i) of the Servicing Supplement.
     “Registered Noteholder” means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.
     “Regular Principal Payment” means, for a Payment Date, the greater of:
(a)	an amount (not less than zero) equal to:
(i)	(A) the total Securitization Value as of the first day of the related Collection Period, minus (B) the total Securitization Value as of the first day of the Collection Period that includes the Payment Date, plus

(ii)	any principal that was required to be paid in prior months but that remain unpaid, minus

(iii)	the Priority Principal Payment; and
(b)	on and after the Final Scheduled Payment Date of the Class B Notes, the Note Balance of the Class B Notes.

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     “Regulation AB” means Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as clarified and interpreted by the Securities and Exchange Commission or its staff.
     “Required Reserve Amount” means, for any Payment Date, $[_______] (which is [__]% of the initial Pool Balance)
     “Reserve Account” means the account or accounts established and maintained pursuant to Section 4.1(a)(iv) of the Servicing Supplement.
     “Reserve Account Draw Amount” means, for a Payment Date, the lesser of:
     (a) an amount (not less than zero) equal to (i) the sum of all payments required to be made on such Payment Date pursuant to Sections 5.1(a) through (d) of the Exchange Note Supplement (taking into account for purposes of Section 5.1(d) the payments required to be made on such Payment Date pursuant to Sections 8.2(b)(i) through (xii) of the Indenture) minus (ii) the 20_-_ Collections for such Payment Date, and
     (b) the amount in the Reserve Account minus any investment earnings.
     “Reserve Initial Deposit” means, for the Reserve Account, $[________] (which is approximately ___% of the initial Pool Balance).
     “Residual Interest” means a beneficial ownership interest in the Issuer, as recorded on the Trust Register.
     “Responsible Person” means:
(a)	with respect to the Depositor, any “Authorized Officer”, as specified in Section 4.18(a) of the Depositor LLC Agreement;

(b)	with respect to the Indenture Administrator, any “Responsible Person” designated pursuant to Section 3.6 of the Administration Agreement;

(c)	with respect to the Issuer, any officer within the Corporate Trust Office of the Owner Trustee, including any vice president, assistant vice president, secretary, assistant secretary or any other officer of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and for so long as the Administration Agreement is in effect, any Responsible Person of the Indenture Administrator;

(d)	with respect to the Servicer, any “Responsible Person” designated pursuant to Section 7.11 of the Servicing Supplement; and

(e)	with respect to the Indenture Trustee or the Owner Trustee, any officer within the Corporate Trust Office of the Indenture Trustee or the Owner Trustee, as the case

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may be, including any vice president, assistant vice president, secretary, assistant secretary or any other officer of the Indenture Trustee or the Owner Trustee, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and also means, with respect to the Owner Trustee, for so long as the Administration Agreement is in effect, any Responsible Person of the Indenture Administrator.
     [“Reuters Screen LIBOR 01 Page” means the display page currently so designated on the Reuters Telerate Capital Markets Report (or such other page as may replace such page in that service for the purpose of displaying comparable rates or prices).]
     “Rule 144A” means Rule 144A under the Securities Act, as in effect from time to time.
     “Rule 144A Information” has the meaning set forth in Section 2.4(l) of the Indenture.
     “Scheduled Lease End Date” means, for any Lease, the date set forth in such Lease as the termination date, adjusted to take into account any Payment Extension through and including the Cutoff Date.
     “Second Priority Principal Payment” means, for a Payment Date, the greater of:
(a)	an amount (not less than zero) equal to the Note Balance of the Class B Notes as of the preceding Payment Date (or the 20_-_ Closing Date, with respect to the first Payment Date) minus the total Securitization Value as of the first day of the Collection Period that includes the Payment Date, and

(b)	on and after the Final Scheduled Payment Date of any Class B Notes, the Note Balance of such Class B Notes.
     “Second-Tier Assets” means all right, title and interest of the Depositor, whether owned as of the Cutoff Date or thereafter acquired, in, to and under the 20_-_ Exchange Note and all of the Depositor’s rights under the 20_-_ Basic Documents, including all monies paid thereon and all monies due thereon on or after the Cutoff Date.
     “Second-Tier Sale Agreement” means the Second-Tier Sale Agreement, dated as of _______, 20__, between the Depositor, as seller, and the Issuer, as purchaser.
     “Secured Party” has the meaning set forth in the introductory paragraph of the Collateral Account Control Agreement or the introductory paragraph of the Titling Company Control Agreement, as applicable.
     “Secured Party Order” has the meaning specified in Section 3.1 of the Collateral Account Control Agreement and Section 3.1 of the Titling Company Control Agreement.
     “Securitization Value” means, for any:

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(a)	Active Lease and any Collection Period (or the Cutoff Date), the sum of the present values of:
(i)	(A) the scheduled Base Payments (determined as of the Cutoff Date) remaining after the end of the Collection Period (or as of the Cutoff Date) or (B) for an Advance Payment Plan Lease, zero; and

(ii)	the Base Residual Value of the related Leased Vehicle,
in each case, computed using a discount rate equal to the higher of the Contract Rate and the Investor Rate on the basis of a 360-day year of twelve 30-day months to the beginning of such Collection Period (or the Cutoff Date) and assuming each amount is received at the end of the Collection Period in which such amount is scheduled to be received and giving effect to any Payment Extension made for such Lease on or before the Cutoff Date;
(b)	Terminating Lease and any Collection Period, the Base Residual Value of the related Leased Vehicle, provided, however, the Securitization Value of any Terminating Lease will be reduced to zero in the Collection Period in which an Administrative Reallocation occurs for such Lease or the related Leased Vehicle is sold; and

(c)	Closed Lease and any Collection period, zero.
     [“Senior Hedge Termination Payment” means any termination payment payable by the Issuer to a Hedge Counterparty other than a Subordinated Hedge Termination Payment.]
     “Servicing Supplement” means the supplement to the Servicing Agreement, dated as of the _______, 20__, among Ford Credit, as Servicer for the Collateral Specified Interests and the 20_-_ Reference Pool and as lender, HTD, as Collateral Agent, and the Holding Companies, as Holders of the Collateral Specified Interest Certificates.
     [“Subordinated Hedge Termination Payment” means any termination payment payable by the Issuer to a Hedge Counterparty where the related termination results from either (a) an “event of default” under the related Interest Rate Hedge where the Hedge Counterparty is the “defaulting party,” or (b) a “termination event” (other than “illegality” or “tax event”) under the related Interest Rate Hedge for which the Hedge Counterparty is the sole “affected party.”]
     “Similar Law” means any federal, state, local or non-U.S. law or regulation that is substantially similar to Title I of ERISA or Section 4975 of the Code.
     “Terminating Lease” means any Lease from the beginning of the Collection Period that includes its Termination Date through the end of the Collection Period that includes its Closed Date.
     “Terminating Lease Proceeds” means, for any Terminating Lease and any Collection Period, an amount equal to:
(a)	all amounts Posted; minus

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(b)	Local Fees and Taxes; minus

(c)	Additional Amounts; minus

(d)	the sum of (i) any amounts expended by the Servicer that are charged to the account of the related Lessee in accordance with the Credit and Collection Policy (including collection expenses), plus (ii) all amounts paid to third parties in connection with the repossession, transportation, reconditioning and disposition of the related Leased Vehicle plus (iii) any amounts that are required to be refunded to the Lessee pursuant to such Lease, Applicable Law or the Credit and Collection Policy.
     "Termination Date” means, for any Lease, the earliest of:
(a)	its Scheduled Lease End Date;

(b)	the date on which the related Leased Vehicle is either:
(i)	in the possession of the Servicer or its agent or bailee; or

(iii)	purchased pursuant to the Lessee Purchase Option or Dealer Purchase Option; and
(c)	its Closed Date.
     “Third Priority Principal Payment” means, for a Payment Date, the greater of:
(a)	an amount (not less than zero) equal to the Note Balance of the Class C Notes as of the preceding Payment Date (or the 20_-_ Closing Date, with respect to the first Payment Date) minus the total Securitization Value as of the first day of the Collection Period that includes the Payment Date, and

(b)	on and after the Final Scheduled Payment Date of any Class C Notes, the Note Balance of such Class C Notes.
     “Titling Company Control Agreement” means the Collateral Account Control Agreement, dated as of _______, 20__, among Titling Companies, the Indenture Trustee and The Bank of New York Mellon, in its capacity as a securities intermediary.
     “Titling Company Collateral Accounts” means the Exchange Note Collection Account and the Reserve Account, including all rights, powers and options (but none of the obligations) of the Titling Companies as holders of the Exchange Note Collection Account and the Reserve Account, including the immediate and continuing right to claim for, collect, receive and give receipt for all monies included in the Exchange Note Collection Account and the Reserve Account, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Titling Companies or otherwise, and generally to do and receive anything that any Titling Company is or may be entitled to do or receive under the Exchange Note Collection Account and the Reserve Account or with respect to the Exchange Note Collection Account and the Reserve Account.

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     “Total Payment” means, for any Lease, a level amount set forth in the Lease and payable monthly in advance by the related Lessee equal to the sum of the Base Payment plus the Local Fees and Taxes.
     “Transfer” has the meaning specified in Section 2.4(k) of the Indenture.
     “Trust Accounts” means the Bank Accounts and the Trust Distribution Account (if established).
     “Trust Agreement” means the Amended and Restated Trust Agreement, dated as of _______, 20__, between the Depositor and the Owner Trustee.
     “Trust Distribution Account” means the account that may be established and maintained pursuant to Section 4.5 of the Servicing Supplement.
     “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939.
     “Trust Property” means (a) the 20_-_ Exchange Note, including the rights of the Issuer as Holder of the 20_-_ Exchange Note, (b) the Depositor’s rights under the First-Tier Sale Agreement, (c) the Issuer’s rights in, to and under the 20_-_ Basic Documents, including its rights as assignee of the Depositor under the Second-Tier Sale Agreement, (d) all security entitlements relating to the Trust Accounts and the property deposited in or credited to any of the Trust Accounts, (e) all present and future claims, demands, causes of action and choses in action in respect of any of the foregoing, and (f) all payments on or under and all proceeds in respect of any of the foregoing.
     “Trust Register” and “Trust Registrar” have the meanings specified in Section 3.2 of the Trust Agreement.
     “Underwriters” means the initial note purchasers pursuant to the Underwriting Agreement.
     “Underwriting Agreement” means the Underwriting Agreement, dated as of ___________ __, 20__, among the Depositor, as seller, Ford Credit and the Underwriters.
     “Void Note Transfer” has the meaning set forth in Section 2.4(i) of the Indenture.

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